SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2002

STANDARD COMMERCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina
(State or other jurisdiction of incorporation)

1-9875	13-1337610
(Commission File Number)	(IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina	27893
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (252) 291-5507

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On December 3, 2002, Standard & Poor’s issued a press release stating that it raised its corporate credit and senior secured ratings on Standard Commercial Corporation and its wholly owned subsidiary, Standard Commercial Tobacco Co., Inc., whose debt is guaranteed by Standard Commercial Corporation, to ‘BB+’ from ‘BB’. The press release also noted that the subordinated debt rating on Standard Commercial Corporation was raised to ‘BB-’ from ‘B+’. A copy of the press release is attached as an exhibit hereto.

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release issued by Standard & Poor’s, dated December 3, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date: December 3, 2002	/s/ Robert A. Sheets
Robert A. Sheets, Vice President and Chief Financial Officer (Principal Financial Officer)